                                                                       EXHIBIT 4

                                                                         11-8-94

                                                                 Execution Draft





                            REVOLVING LOAN AGREEMENT

                          Dated as of November 9, 1994

                                  By And Among


                               POE & BROWN, INC.

                                      and

                        SUN BANK, NATIONAL ASSOCIATION,

                               TABLE OF CONTENTS


                                                                                                                          PAGE
                                                                                                                          ----
ARTICLE I        DEFINITIONS; CONSTRUCTION

                          Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                          Section 1.2      Accounting Terms and Determination  . . . . . . . . . . . . . . . . . . . . .    11
                          Section 1.3      Other Definitional Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                          Section 1.4      Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE II       REVOLVING LOANS

                          Section 2.1      Commitment; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .   11
                          Section 2.2      Notes; Repayment  of Principal . . . . . . . . . . . . . . . . . . . . . . . .   12
                          Section 2.3      Payment of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                          Section 2.4      Extension of Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                          Section 2.5      Reduction of Revolving Loan Commitments  . . . . . . . . . . . . . . . . . . .   13

ARTICLE III      THIS ARTICLE IS NOT APPLICABLE

ARTICLE IV       GENERAL LOAN TERMS

                          Section 4.1      Funding Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                          Section 4.2      Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          Section 4.3      Interest: Default, Payment and Determination . . . . . . . . . . . . . . . . .   14
                          Section 4.4      Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          Section 4.5      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          Section 4.6      Voluntary Prepayments of Borrowings  . . . . . . . . . . . . . . . . . . . . .   15
                          Section 4.7      Payments, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          Section 4.8      LIBOR Rate Not Ascertainable, etc  . . . . . . . . . . . . . . . . . . . . . .   17
                          Section 4.9      Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                          Section 4.10     Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                          Section 4.11     This section is not applicable . . . . . . . . . . . . . . . . . . . . . . . .   19
                          Section 4.12     Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          Section 4.13     Assumptions Concerning Funding of Eurodollar Advances. . . . . . . . . . . . .   19
                          Section 4.14     This section is not applicable . . . . . . . . . . . . . . . . . . . . . . . .   19
                          Section 4.15     This section is not applicable . . . . . . . . . . . . . . . . . . . . . . . .   19
                          Section 4.16     Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          Section 4.17     Benefits to Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                          Section 4.18     Limitation on Certain Payment Obligations  . . . . . . . . . . . . . . . . . .   20
                          Section 4.19     Change from One Type of Borrowing to Another . . . . . . . . . . . . . . . . .   20

ARTICLE V.       CONDITIONS TO BORROWINGS

                          Section 5.1      Conditions Precedent to Initial Loans  . . . . . . . . . . . . . . . . . . . .   20
                          Section 5.2      Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          Section 5.3      Certification for Each Borrowing . . . . . . . . . . . . . . . . . . . . . . .   24

                                       i
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
ARTICLE VI       REPRESENTATIONS AND WARRANTIES

                          Section 6.1      Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . .   23
                          Section 6.2      Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          Section 6.3      Borrower Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .   24
                          Section 6.4      Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          Section 6.5      Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          Section 6.6      Representations; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          Section 6.7      Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          Section 6.8      Enforceability of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          Section 6.9      Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          Section 6.10     Use of Proceeds; Federal Reserve Regulations . . . . . . . . . . . . . . . . .   26
                          Section 6.11     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          Section 6.12     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          Section 6.13     Outstanding Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          Section 6.14     Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          Section 6.15     Pollution and Other Regulations  . . . . . . . . . . . . . . . . . . . . . . .   27
                          Section 6.16     Possession of Franchises, Licenses, Etc  . . . . . . . . . . . . . . . . . . .   28
                          Section 6.17     Patents, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          Section 6.18     Governmental Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          Section 6.19     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          Section 6.20     Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.21     Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.22     Intercompany Loans; Dividends  . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.23     Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.24     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.25     First, Perfected Security Interest in Collateral . . . . . . . . . . . . . . .   29
                          Section 6.26     SEC Compliance and Filings . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          Section 6.27     Capital Stock of Borrower and Related Matters. . . . . . . . . . . . . . . . .   30
                          Section 6.28     Places of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE VII      AFFIRMATIVE COVENANTS

                          Section 7.1      Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          Section 7.2      Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          Section 7.3      Payment of Taxes and Claims, Etc . . . . . . . . . . . . . . . . . . . . . . .   30
                          Section 7.4      Keeping of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                          Section 7.5      Visitation, Inspection, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .   31
                          Section 7.6      Insurance; Maintenance of Properties . . . . . . . . . . . . . . . . . . . . .   31
                          Section 7.7      Reporting Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                          Section 7.8      Maintain the Following Financial Covenants . . . . . . . . . . . . . . . . . .   35
                          Section 7.9      Notices Under Certain Other Indebtedness . . . . . . . . . . . . . . . . . . .   35
                          Section 7.10     Additional Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                          Section 7.11     Ownership of Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE VIII     NEGATIVE COVENANTS

                          Section 8.1      Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                          Section 8.2      Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                          Section 8.3      Sales, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                          Section 8.4      Mergers, Acquisitions, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   38
                          Section 8.5      Investments, Loans, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

                                       ii
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
                          Section 8.6      Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . .   39
                          Section 8.7      Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .   39
                          Section 8.8      Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                          Section 8.9      Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                          Section 8.10     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.11     Additional Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.12     Limitation on Payment Restrictions Affecting Consolidated
                                                  Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.13     Actions Under Certain Documents  . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.14     Financial Statements; Fiscal Year  . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.15     Change of Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.16     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.17     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.18     Changes in Debt Instruments. . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          Section 8.19     THIS SECTION IS NOT APPLICABLE
                          Section 8.20     No Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . .   41
                          Section 8.21     No Payments on Subordinated Debt.  . . . . . . . . . . . . . . . . . . . . . .   41
                          Section 8.22     Insurance Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE IX       EVENTS OF DEFAULT

                          Section 9.1      Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                          Section 9.2      Covenants Without Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                          Section 9.3      Other Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                          Section 9.4      Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                          Section 9.5      Non-Payments of Other Indebtedness . . . . . . . . . . . . . . . . . . . . . .   42
                          Section 9.6      Defaults Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . .   42
                          Section 9.7      Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                          Section 9.8      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                          Section 9.9      Money Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                          Section 9.10     Ownership of Credit Parties and Pledged Entities . . . . . . . . . . . . . . .   43
                          Section 9.11     Change in Control of Borrower  . . . . . . . . . . . . . . . . . . . . . . . .   43
                          Section 9.12     Default Under Other Credit Documents . . . . . . . . . . . . . . . . . . . . .   43
                          Section 9.13     Management.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                          Section 9.14     Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                          Section 9.15     Default Under Subordinated Loan Documents  . . . . . . . . . . . . . . . . . .   44
                          Section 9.16     Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE X        THIS ARTICLE IS NOT APPLICABLE

ARTICLE XI       MISCELLANEOUS

                          Section 11.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                          Section 11.2     Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                          Section 11.3     No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . .   45
                          Section 11.4     Payment of Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                          Section 11.5     Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                          Section 11.6     Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                          Section 11.7     Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . .   49
                          Section 11.8     Independent Nature of Lender' Rights . . . . . . . . . . . . . . . . . . . . .   50
                          Section 11.9     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50





                                      iii
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
                          Section 11.10    Effectiveness; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.11    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.12    Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.13    Change in Accounting Principles, Fiscal Year or Tax
                                                Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.14    Headings Descriptive; Entire Agreement . . . . . . . . . . . . . . . . . . .  50
                          Section 11.15    Time is of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.16    Usury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Section 11.17    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


                                   SCHEDULES
                                   ---------


Schedule  6.1                     Organization and Ownership of Subsidiaries
Schedule  6.4                     Tax Filings and Payments
Schedule  6.5                     Certain Pending and Threatened Litigation
Schedule  6.7                     Liens on Borrower Assets
Schedule  6.11                    Employee Benefit Matters
Schedule  6.13                    Outstanding Debt and Defaults
Schedule  6.14                    Conflicting Agreements
Schedule  6.15(a)                 Environmental Compliance
Schedule  6.15(b)                 Environmental Notices
Schedule  6.15(c)                 Environmental Permits
Schedule  6.17                    Patent, Trademark, License, and Other
                                    Intellectual Property Matters
Schedule  6.21                    Labor and Employment Matters
Schedule  6.22                    Intercompany Loans
Schedule  6.23                    Burdensome Restrictions
Schedule  6.28(a)                 Places of Business
Schedule  6.28(b)                 Material Places of Business
Schedule  8.1(b)                  Existing Indebtedness
Schedule  8.2                     Existing Liens
Schedule  9.11                    Permitted Stockholders





                                   EXHIBITS
                                   --------

Exhibit A                         Form of Revolving Credit Note
Exhibit B                         Form of Guaranty Agreement
Exhibit C                         Form of Notice of Borrowing
Exhibit D                         Form of Notice of Conversion/Continuation
Exhibit E                         Form of Pledge Agreement
Exhibit F                         Form of Security Agreement
Exhibit G                         Form of Closing Certificate
Exhibit H                         Form of Opinion of Borrower's Counsel
Exhibit I                         Form of Contribution Agreement

                            REVOLVING LOAN AGREEMENT


         THIS REVOLVING LOAN AGREEMENT, dated as of November 9, 1994 (the "Agreement") by and among POE & BROWN, INC. (the "Borrower"), a Florida corporation, and SUN BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").


                               W I T N E S E T H:


         THAT for and in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION


        SECTION 1.1 DEFINITIONS. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant thereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

                 "ADVANCE" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loan which Advance shall be made or outstanding as a Base Rate Advance or a Eurodollar Advance, as the case may be.

                 "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                 "AGREEMENT" shall mean this Revolving Loan Agreement, as originally executed and as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

                 "APPLICABLE MARGIN" shall mean:

                 (a)      0.00% for a Base Rate Advance

                 (b) Until December 31, 1994 0.50% for a Eurodollar Advance. On and after December 31, 1994, the Applicable Margin for a Eurodollar Advance shall be the percentage designated below based on the Borrower's Funded Debt to Capital Ratio and the Borrower's Funded Debt to Cash Flow Ratio, measured quarterly:

                                             Funded Debt to Capital
                          Funded Debt        > or = .45       > .35 & < .45       < or = .35
                          to Cash Flow

                          > or = 1.00x       L + 1.25%        L + 1.00%         L + 0.75%

                          < 1.00x            L + 1.00%        L + 0.75%         L + 0.50%


provided, however, that adjustments, if any, to the Applicable Margin based on changes in the Ratios set forth above shall be made and become effective on the first day of the second fiscal quarter after the Statement Date.

                 "ASSET VALUE" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

                 "AVAILABILITY FEE" shall mean a fee based upon the unused portion of the Revolving Loan Commitment of the Lender. Such fee shall be computed at a rate equal to 0.25% per annum (calculated on an actual/360 day year) on the average daily unused portion of the Revolving Loan Commitment, and shall be payable to the Lender quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Maturity Date.

                 "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section Section 101 et seq.).

                 "BASE ADVANCE RATE" shall mean, with respect to a Base Rate Advance, the rate obtained by adding (A) the Base Rate, and (B) the Applicable Margin for a Base Rate Advance.

                 "BASE RATE" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (a) the rate which the Lender designates from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) (i.e. 50 basis points) per annum. The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to its customers; the Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate.

                 "BASE RATE ADVANCE" shall mean an Advance bearing interest based on the Base Rate.

                 "BASE RATE LOAN" shall mean a Loan which bears interest at the Base Advance Rate.

                 "BORROWING" shall mean the making of a Loan, the extension of an Advance, or the conversion of a Loan of one Type into a Loan of another Type.

                 "BUSINESS DAY" shall mean, with respect to Eurodollar Advances, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market, and with respect to all other Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Orlando, Florida.

                 "CAPITALIZED LEASE OBLIGATIONS" shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

                 "CAPITAL STOCK" of any Person shall mean any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock and any rights, warrants or options, or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interest, participations or other equivalents, directly or indirectly (or any equivalent ownership interest, in the case of a Person which is not a Corporation.

                 "CERCLA" has the meaning set forth in Section 6.15(a) of this Agreement.

                 "CLOSING DATE" shall mean the date on or before November 17, 1994, on which the initial Loan is made and the conditions set forth in Section
5.1 are satisfied or waived in accordance with Section 11.3.

                 "CLOSING FEES" shall mean the fees paid by the Borrower to the Lender as otherwise agreed.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "COLLATERAL" shall mean a first, perfected security interest (subject to the Permitted Liens) in all the assets, real and personal, intangible and tangible, of the Consolidated Companies, including a pledge of all the Capital Stock of each Consolidated Subsidiary, now owned or hereafter acquired.

                 "CONSENT BY LESSOR" shall mean the written agreement to the Lender by a landlord for any Material Place of Business which is leased by any Consolidated Company by which said landlord agrees that any landlord's lien, security interest, or any other encumbrance which the landlord may at any time have in or to any property of the Consolidated Company as a tenant for said Material Place of Business is subordinate in all respects to the Lien granted Lender in any personal property of said Consolidated Company.

                 "CONSOLIDATED COMPANIES" shall mean, collectively, Borrower and all of its Subsidiaries.

                 "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss, together with any related provision for taxes, which were included in determining such consolidated net income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of Borrower or (in the case of a Person other than a Subsidiary) is merged into or consolidated with any Consolidated Company, or such Person's assets are acquired by any Consolidated Company.

                 "CONSOLIDATED NET WORTH" shall mean as of the date of determination, the Borrower's Shareholders' Equity as determined in accordance with GAAP.

                 "CONSOLIDATED SUBSIDIARY" shall mean, as at any particular time, any corporation included as a Consolidated Subsidiary of Borrower in Borrower's most recent financial statements furnished to its stockholders and certified by Borrower's independent public accountants.

                 "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

                 "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Guaranty Agreement, the Pledge Agreement and all other Security Documents.

                 "CREDIT PARTIES" shall mean, collectively, each of Borrower, the Guarantors, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

                 "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "DEFAULT RATE" shall mean the rate of interest set forth in
Section 4.3 hereof.

                 "DOLLAR" and "U.S. DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

                 "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et sec.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                 "ERISA AFFILIATE" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is either within a controlled group of corporations or under common control within the meaning of the regulations promulgated under Section 414 of the Code and the regulations promulgated thereunder.

                 "EURODOLLAR ADVANCE" shall mean an Advance bearing interest based on LIBOR.

                 "EVENT OF DEFAULT" shall have the meaning set forth in Article IX hereof.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                 "EXECUTIVE OFFICER" shall mean with respect to any Person (other than a Guarantor), the President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties, and with respect to a Guarantor, the President, any Vice President or the Treasurer.

                 "FACILITY" or "FACILITIES" shall mean the Revolving Loan Commitment and Revolving Loans, as the context may indicate.

                 "FEDERAL FUNDS RATE" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

                 "FIRST UNION" shall mean First Union National Bank of Florida, a national banking association, and with respect to which the Consolidated Companies are currently indebted under one or more credit facilities.

                 "FUNDED DEBT" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money liens, Capitalized Lease Obligations, conditional sales contracts and similar title retention debt instruments, (regardless of when such Indebtedness matures). The calculation of Funded Debt shall include (without duplication) (i) all Funded Debt of the Consolidated Companies, (ii) all Funded Debt of other Persons, other than Subsidiaries, which has been Guaranteed by a Consolidated Company, which is supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent a Consolidated Company or its assets have otherwise become liable for payment thereof, (iii) all Indebtedness for money borrowed by the Consolidated Companies pursuant to lines of credit or revolving credit facilities (regardless of the term thereof), and (iv) all Subordinated Debt.

                 "FUNDED DEBT TO CAPITAL RATIO" shall mean as of the applicable date, the ratio of (i) Funded Debt to (ii) Capital, for the Consolidated Companies, on a consolidated basis.

                 "FUNDED DEBT TO CASH FLOW RATIO" shall mean as of the applicable date, the ratio of (i) Funded Debt to (ii) Consolidated Net Income
(Loss) plus depreciation and amortization, for the Consolidated Companies, on a consolidated basis.

                 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (iv) to indemnify the owner of such primary obligation against loss in respect thereof; (v) by which and to the extent said Person or its assets have otherwise become liable for payment of any such primary obligation; or (vi) supporting a letter of credit issued for the account of said primary obligor.

                 "GUARANTORS" shall mean, collectively, all present and future Material Subsidiaries, and their respective successors and permitted assigns.

                 "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect to which said Guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "GUARANTY AGREEMENTS" shall mean, collectively, the Guaranty Agreement executed by each of the Guarantors from time to time in favor of the Lender and the Lender, substantially in the form of Exhibit B as the same may be amended, restated or supplemented from time to time.

                 "HAZARDOUS MATERIALS" shall mean oil, petroleum or chemical liquids or solids, liquid or gaseous products, asbestos, or any other hazardous waste or Hazardous Substances, including, without limitation, hazardous medical waste or any other substance described in any Hazardous Materials Law.

                 "HAZARDOUS MATERIALS LAW" shall mean the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, the state hazardous waste laws, as such laws may from time to time be in effect, and related regulations, and all similar laws and regulations.

                 "HAZARDOUS SUBSTANCES" has the meaning assigned to that term in CERCLA.

                 "INDEBTEDNESS" of any Person shall mean, without duplication
(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and contingent reimbursement obligations under undrawn letters of credit); (ii) all Capitalized Lease Obligations; (iii) all Guaranteed Indebtedness of such Person; (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

                 "INTERCOMPANY CREDIT DOCUMENTS" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements, to the extent that they exist, relating in any manner to the Intercompany Loans.

                 "INTERCOMPANY LOANS" shall mean, collectively, (i) the loans more particularly described on Schedule 6.22, and (ii) those loans or other extensions of credit from time to time made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in
Section 8.1(e) or as may otherwise be approved in writing by the Lender.

                 "INTEREST PERIOD" shall mean with respect to Eurodollar Advances, the period of 1, 2, 3, 6 or 12 months selected by the Borrower under
Section 4.4 hereof.

                 "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

                 "LENDER" or "LENDER" shall mean Sun Bank, National Association and each eligible assignee thereof, if any.

                 "LENDING OFFICE" shall mean for the Lender the office the Lender may designate in writing from time to time to Borrower and the Lender with respect to each Type of Loan.

                 "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period appearing on the Reuters Screen LIBOR Page as of 11:00 a.m., (London, England time), on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBOR Page, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Lender from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Lender to Borrower and the Lender; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

                 "LIBOR ADVANCE RATE" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by adding (A) LIBOR for such Interest Period, and (B) the Applicable Margin for a Eurodollar Advance.

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                 "LOAN" OR "LOANS" shall mean, collectively, the Revolving
Loans.

                 "MARGIN REGULATIONS" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                 "MATERIAL PLACE OF BUSINESS" shall mean the Places of business set forth in Schedule 6.28(b) hereto and any other or new Place of Business which is either (i) owned by a Consolidated Company, or (ii) leased by a Consolidated Company, at which the Consolidated Company has at said location tangible personal property which is material to the operations of that Consolidated Company.

                 "MATERIALLY ADVERSE EFFECT" shall mean the occurrence of an event which could reasonably be expected to cause a materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement, or (iii) the ability of the Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

                 "MATERIAL SUBSIDIARY" shall mean (i) each entity listed in
Schedule 6.1 hereto, and (ii) each other Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time prior to the Maturity Date, has or acquires assets in excess of $1,000,000.

                 "MATURITY DATE" shall mean the earlier of (i) November 9, 1997, unless said date is otherwise extended as provided under Section 2.4,hereof, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX hereof.

                 "MULTI-EMPLOYER PLAN" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                 "NOTE" shall mean the Revolving Credit Note as originally executed and as the same may be from time to time supplemented, modified, amended, renewed or extended.

                 "NOTICE OF BORROWING" shall have the meaning provided in
Section 4.1 hereof, the form of which is attached hereto as Exhibit C.

                 "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning provided in Section 4.1 hereof, the form of which is attached hereto as Exhibit D.

                 "OBLIGATIONS" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees (including reasonable attorneys' fees as permitted under any Credit Document), expenses, indemnification and reimbursement payments (including any reimbursement obligation with respect to any letter of credit, if drawn upon after any Event of Default which has occurred and is continuing), indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

                 "PERMITTED ACQUISITIONS" shall mean the acquisition, by merger, consolidation, purchase or otherwise, by any Consolidated Company of any Person or substantially all the assets of said Person who is not Affiliated with the Borrower, to the extent the purchase price or the value of said acquisition (as reasonably determined by the board of directors of the acquiring Consolidated Company) for said acquisition is less than $5,000,000 (determined as including any Funded Debt to be assumed in said acquisition), and after which no Event of Default will occur or be continuing.

                 "PERMITTED LIENS" shall mean those Liens expressly permitted by Section 8.2 hereof.

                 "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, trust, unincorporated association, government or any department or agency thereof, and any other entity whatsoever.

                 "PLACES OF BUSINESS" shall mean those locations owned or leased by any Consolidated Company or at which any assets of any Consolidated Company are located, as set forth in Schedule 6.28(a) hereto.

                 "PLAN" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to, the following types of plans:

                 (i) EXECUTIVE ARRANGEMENTS - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

                 (ii)     ERISA PLANS - any "employee benefit plan" defined in
         Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multi-Employer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                 (iii) OTHER EMPLOYEE FRINGE BENEFITS - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                 "PLEDGE AGREEMENT" shall mean, collectively, that certain Pledge Agreement executed in favor of the Lender, substantially in the form of Exhibit E providing for the grant of first, perfected Liens on the Pledged Stock as the same may be amended, restated or supplemented from time to time.

                 "PLEDGED STOCK" shall mean, collectively, 100% of all the issued and outstanding Capital Stock, together with all warrants, stock options, and other purchase and conversion right with respect to such Capital Stock, of each Material Subsidiary at any time outstanding.

                 "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                 "REQUIREMENT OF LAW" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "REUTERS SCREEN" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                 "REVOLVING CREDIT NOTE" shall mean the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A.

                 "REVOLVING LOANS" shall mean, collectively, the revolving credit loans made to Borrower by the Lender pursuant to Section 2.1 hereof.

                 "REVOLVING LOAN COMMITMENT" shall mean, the amount of $10,000,000 as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.5 hereof, or any amendment thereof pursuant to Section 11.2 hereof.

                 "SECURITY AGREEMENT" shall mean, collectively, that certain Security Agreement executed in favor of the Lender, substantially in the form of Exhibit E providing for the grant of first, perfected Liens on such of the Collateral not constituting Pledged Stock as the same may be amended, restated or supplemented from time to time, subject only to Permitted Liens.

                 "SECURITY DOCUMENTS" shall mean such security agreements, financing statements, pledge agreements, blank stock powers, mortgage documents and other documents as are necessary to grant to the Lender a first, perfected security interest in the Collateral.

                 "SHAREHOLDERS' EQUITY" shall mean, with respect to any Person as at any date of determination, the shareholders' equity of such Person, determined on a consolidated basis in conformity with GAAP.

                 "STATEMENT DATE" shall mean the last day of the fiscal quarter of Borrower to which the quarterly financial statements relate as delivered from time to time by the Borrower under Section 7.7(b) hereof.

                 "SUBORDINATED DEBT" shall mean all present and future Indebtedness of Borrower and its Subsidiaries to any Person other than to the Lender under this Agreement, and which Indebtedness is subordinated to all Obligations due the Lender under this Agreement on terms and conditions satisfactory in all respects to the Lender including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, collateral and subordination provisions, as evidenced by the written approval of the Lender. Including, if required by the Lender, a separate subordination agreement from the holder of said Debt to the Lender.

                 "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

                 "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                 "TELERATE" shall mean, when used in connection with any designated page and the "Certificate of Deposit Rate" or "LIBOR," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the "Certificate of Deposit Rate" or "LIBOR").

                 "CAPITAL" shall mean the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

                 "TYPE" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

                 "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

         SECTION 1.2 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

         SECTION 1.3 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         SECTION 1.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II

                                REVOLVING LOANS

         SECTION 2.1      COMMITMENT; USE OF PROCEEDS.

                 (a) Subject to and upon the terms and conditions herein set forth, the Lender agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed the Lender's Revolving Loan Commitment. Borrower shall be entitled to borrow, repay and reborrow Revolving Loans in accordance with the provisions hereof.

                 (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall in the case of Eurodollar Advances be not less than $1,000,000 or a greater integral multiple of $500,000, and in the case of Base Rate Advances shall be not less than $500,000 or a greater integral multiple of $100,000, or in such lesser Loan amounts as shall then equal the unused amount of the Revolving Loan Commitment. At no time shall the number of Borrowings made as Eurodollar Advances then outstanding under this Article II exceed six; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from continuations, all Borrowings of Base Rate Advances under the Revolving Loan shall be considered as one Borrowing. The parties hereto agree that (i) the aggregate principal balance of the Revolving Loans of the Lender as a group shall not exceed the Revolving Loan Commitment, and (ii) Lender shall not be obligated to make Revolving Loans in excess of its Revolving Loan Commitment.

                 (c) The proceeds of the Revolving Loans shall be used solely for the following purposes:

                          (i) To pay in full and terminate all credit facilities due First Union and to obtain from First Union a termination of all Liens held by First Union;

                          (ii)    To finance Permitted Acquisitions as
                 described herein;

                          (iii) For working capital and for other general corporate purposes, including capital expenditures of the Consolidated Companies;

                          (iv) To pay all transaction fees and expenses incurred in connection with this facility including Closing Fees and costs and expenses, including attorneys' fees, of the Lender, and, with the consent of the Lender, costs and expenses, including attorneys' fees, of the Borrower; and

                          (v) To pay other fees to the Lender or Lender from time to time under this Agreement including Availability Fees.

         SECTION 2.2      NOTES; REPAYMENT  OF PRINCIPAL.

                 (a) Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to the Lender shall be evidenced by the records of the Lender and by the Revolving Credit Note payable to the Lender completed in conformity with this Agreement.

                 (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Maturity Date

         SECTION 2.3      PAYMENT OF INTEREST.

                 (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (computed on the basis of a 360 day year for the actual number of days elapsed) equal to the applicable rates indicated below:

                           (i) For Base Rate Advances -- The Base Advance Rate in effect from time to time; and

                          (ii) For Eurodollar Advances -- The relevant LIBOR Advance Rate.

                 (b) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, at the Final Maturity Date and, after the Final Maturity Date, on demand.

         SECTION 2.4 EXTENSION OF MATURITY DATE. At the written request of the Borrower, to be made no later than sixty days prior to November 9, 1995, the Lender may in its sole and absolute discretion extend the Maturity Date by an additional one year period.

         SECTION 2.5      REDUCTION OF REVOLVING LOAN COMMITMENTS.

                 (a) The Borrower prior to the Maturity Date shall have the right in the manner set forth below to reduce (but not increase) the Revolving Loan Commitment.

                 (b) The Borrower, if it desires to reduce the Revolving Loan Commitment, must (i) give thirty Business Day's notice to the Lender setting forth the amount which the Borrower desires to have as the Revolving Loan Commitment, which said amount may not be less than the principal amount then outstanding on the Revolving Loans, and
         (ii) pay to the Lender within said thirty day period any Availability Fee due at the time of said reduction on that portion of the Revolving Loan Commitment which is being so reduced. Said reduction shall be effective at the end of said thirty Business Day period and upon the payment of said Availability Fee.

                 (c) Any reduction must be in the minimum amount of $500,000 or a greater integral multiple of $500,000.

                                  ARTICLE III

                        THIS ARTICLE IS NOT APPLICABLE.


                                   ARTICLE IV

                               GENERAL LOAN TERMS

         SECTION 4.1      FUNDING NOTICES.

                 (a) Whenever Borrower desires to make a Borrowing, it shall give the Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Lender) at its Lending Office (i) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, and (ii) two Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                 (b) Whenever Borrower desires to convert one or more Borrowings of one Type into one or more Borrowings of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted or continued, such Notice of Conversion/Continuation to be given prior to 11:00 A.M. (local time for the Lender) at its Lending Office (i) one Business Day prior to the requested date of such Borrowing in the case of the continuation into a Base Rate Advance, and (ii) two Business Days prior to the requested date of such Borrowing in the case of a continuation of or conversion into Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Borrowing to be converted or continued, the date of such conversion or continuation (which shall be a Business Day), whether the Borrowing is being converted into or continued as Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to continue such Borrowing as a Eurodollar Advance for the same Interest Period then applicable to said Borrowing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                 (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice.

         SECTION 4.2 DISBURSEMENT OF FUNDS. The Lender will make available the amount of such Borrowing in immediately available funds at the Lending Office of the Lender by crediting such amounts to Borrower's demand deposit account maintained with the Lender by the close of business on such Business Day.

         SECTION 4.3 INTEREST: DEFAULT, PAYMENT AND DETERMINATION. Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue, at the higher of the following rates:

                 (a) Base Advance Rate plus an additional two percent (2.0%) per annum; or

                 (b) The interest rate otherwise applicable to said amount plus an additional two percent (2.0%) per annum.

         SECTION 4.4      INTEREST PERIODS.

                 (a) In connection with the making or continuation of, or conversion into, each Eurodollar Advance, Borrower shall select an Interest Period to be applicable to such Eurodollar Advance, which Interest Period shall be either a 1, 2, 3, 6 or 12 month period; provided that:

                          (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                          (iii) Any Interest Period in respect of Eurodollar
                 Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                          (iv) No Interest Period shall extend beyond the Maturity Date.

         SECTION 4.5      FEES.

                 (a) Borrower shall pay to the Lender the Availability Fee for the period commencing on the Closing Date to and including the Maturity Date, such Fee being payable (i) quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Maturity Date, and (ii) at the time of any reduction in the Revolving Loan Commitment under Section 2.5 hereof on the amount of said reduction.

                 (b) Borrower shall pay to Lender on or prior to Closing Date, the balance of the Closing Fees.

         SECTION 4.6      VOLUNTARY PREPAYMENTS OF BORROWINGS.

                 (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in aggregating $1,000,000 or any greater integral multiple of $500,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, provided however, prepayment of Eurodollar Advances may only be made on the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.6(c) below.

                 (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Lender of any intended prepayment of the Revolving Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable.

                 (c) Borrower, when providing notice of prepayment pursuant to Section 4.6(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances, and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing.

                 (d) In regard to any Revolving Loan, nothing contained herein shall preclude the Borrower from prepaying said Loan and thereafter and prior to the Maturity Date from obtaining any additional or future Advances as a Revolving Loan under Section 2.1 above up to the Revolving Loan Commitment.

         SECTION 4.7      PAYMENTS, ETC.

                 (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (b) below, shall be made without notice, defense, set-off or counterclaim to the Lender, not later than 11:00 A.M. (local time for the Lender) on the date when due and shall be made in Dollars in immediately available funds to the Lender at the Lender's Lending Office.

                 (b)      (i)     All such payments shall be made free and
         clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lender pursuant to the laws of any jurisdiction). If any Taxes are so levied or imposed, Borrower agrees
         (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.7), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction, and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Lender within thirty days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Lender and reimburse the Lender upon written request for the amount of any such Taxes (exclusive of any taxes imposed on the overall net income of the Lender) so levied or imposed and paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

                 (c) Subject to Section 4.4(a)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                 (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed)

         SECTION 4.8 LIBOR RATE NOT ASCERTAINABLE, ETC. In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Lender's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lender of such determination and a summary of the basis for such determination. Until the Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist (which Lender agrees to give as soon as conditions warrant), the obligations of the Lender to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         SECTION 4.9      ILLEGALITY.

                 (a) In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by the Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination.

                 (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and the Lender's obligation to make Eurodollar Advances, shall be immediately suspended, and the Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires.

         SECTION 4.10     INCREASED COSTS.

                 (a) If, by reason of after the date hereof, (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                          (i) the Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to the Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the net income or profits of the Lender or its applicable Lending Office imposed by any jurisdiction); or

                          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on the Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

         and as a result thereof there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable LIBOR Advance Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by the Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b)), upon written notice from and demand by the Lender on Borrower pay to the Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Lender by the Lender in good faith and accompanied by a statement prepared by the Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                 (b) If the Lender, because of the circumstances described in clauses (x) or (y) in Section 4.10(a) or any other circumstances beyond the Lender's reasonable control arising after the date of this Agreement affecting the Lender or the London interbank market or the Lender's position in such markets, the LIBOR Advance Rate, as determined by the Lender, will not adequately and fairly reflect the cost to the Lender of funding its Eurodollar Advances, then, and in any such event:

                          (i) The Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower;

                          (ii) Borrower's right to request and the Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be immediately suspended; and

                          (iii) The Lender shall make a Loan as part of any
                 requested Borrowing of Eurodollar Advances, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 4.11     This Section is not applicable.

         SECTION 4.12 FUNDING LOSSES. Borrower shall compensate the Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by the Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.9(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

         SECTION 4.13 ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurodollar Advances, through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that the Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

         SECTION 4.14     This Section is not applicable.

         SECTION 4.15     This Section is not applicable.

         SECTION 4.16 CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that the Lender shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by the Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration the Lender's policies with respect to capital adequacy by an amount deemed by the Lender to be material, then within ten Business Days after written notice and demand by the Lender (with copies thereof to the Lender), Borrower shall from time to time pay to the Lender additional amounts sufficient to compensate the Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by the Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by the Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 4.17 BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors of their respective Guaranty Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

         SECTION 4.18 LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

                 (a) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Section 4.7 no later than ninety days after the earlier of (i) the date on which the Lender makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon the Lender for payment of such Taxes.

                 (b) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.12 and 4.13 no later than ninety days after the event giving rise to the claim for indemnification or compensation occurs.

                 (c) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.10 and 4.16 no later than ninety days after the Lender or Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

                 (d) In the event that the Lender fails to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender fail to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

         SECTION 4.19     CHANGE FROM ONE TYPE OF BORROWING TO ANOTHER.
Subject to the limitations set forth in this Agreement, the Borrower shall have the right from time to time to change from one Type of Borrowing to another by giving appropriate Notice of Conversion/Continuation in the manner set forth in
Section 4.1.

                                   ARTICLE V.

                            CONDITIONS TO BORROWINGS

         The obligations of the Lender to make Advances to Borrower hereunder and to accept a conversation of one Type of Loan into another is subject to the satisfaction of the following conditions:

         SECTION 5.1 CONDITIONS PRECEDENT TO INITIAL LOANS. At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Lender and any Closing Fees and expenses payable to the Lender as previously agreed with Borrower), shall have been paid in full, and the Lender shall have received the following, in form and substance reasonably satisfactory in all respects to the Lender:

                 (a)      The duly executed counterparts of this Agreement;

                 (b) The duly executed Revolving Note evidencing the Revolving Loan Commitments;

                 (c)      The duly executed Guaranty Agreement;

                 (d)      The duly executed Security Documents;

                 (e) Duly executed Certificate of Borrower in substantially the form of Exhibit G attached hereto and appropriately completed;

                 (f) Duly executed Certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                 (g) Duly executed Certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

                 (h) Certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

                 (i) Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                 (j) Certified copies of the Intercompany Credit Documents, to the extent that they exist;

                 (k) The duly executed copy of the Contribution Agreement by the Borrower and the Guarantors, in the form attached hereto as
         Exhibit I.

                 (l) Certified copies of uniform commercial code searches, tax lien searches, judgment lien searches, and other searches as the Lender may require, on the Consolidated Companies, reflecting no Liens against the Consolidated Companies, other than those to be paid in full as result of the full payoff to First Union and Permitted Liens;

                 (m) Certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on
         Schedule 8.1(b), in any single case greater than $100,000;

                 (n) Certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

                 (o) Certificates, reports, environmental audits and investigations, and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                 (p) Certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

                 (q) A summary, set forth in format and detail reasonably acceptable to the Lender, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                 (r) The duly executed favorable opinion of Cobb, Cole & Bell, counsel to the Credit Parties, substantially in the form of Exhibit H addressed to the Lender and each of the Lender;

                 (s) Financial statement of the Borrower, audited on a consolidated basis for the fiscal year ended on December 31, 1993;

                 (t) Financial statement of the Borrower, internally prepared and unaudited, on a consolidated basis for the nine month period ending September 30, 1994;

                 (u)      The duly executed Consents by Lessor; and

                 (v) A fully executed pay off letter from First Union to the Lender confirming the amounts due First Union on its credit facilities, further stating that upon the receipt of said payment, First Union will terminate said facility and immediately execute all termination statements regarding any Liens held by First Union, with the execution by First Union of said termination statements immediately after its receipt of payment; and the full payment to First Union of its credit facilities by the Borrower either with its own funds or using Advances under this Facility.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the reasonable satisfaction of the Lender, as of the time the initial Loans are made hereunder:

                 (w) The Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

                 (x) All corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Lender;

                 (y) The status of all pending and threatened litigation (including products liability and patent claims) which might result in a Materially Adverse Effect, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Lender, and the Lender shall be satisfied with such status;

                 SECTION 5.2 CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof) and the conversion of one Type of Loan into another, the following conditions shall have been satisfied or shall exist:

                 (a)      There shall then exist no Default or Event of Default;

                 (b) All representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by transactions permitted under this Agreement);

                 (c) Since the date of the most recent financial statements of the Borrower described in Section 6.3 hereof, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect;

                 (d) There shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets , where said action if successful would have a Materially Adverse Effect;

                 (e) The Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender or the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

                 (f) The Lender shall have received such other documents or legal opinions as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender.

         SECTION 5.3 CERTIFICATION FOR EACH BORROWING. Each Notice of Borrowing, Notice of Conversion/Continuation, or any other request for a Borrowing, and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of said Notice, draw request or acceptance, as the case may be, that the applicable conditions specified in Sections 5.1 and 5.2 have been satisfied or are true and correct, as the case may be.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants to Lender that:

         SECTION 6.1 ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Florida. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for Borrower and each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.1.

         SECTION 6.2 CORPORATE AUTHORITY. The execution and delivery by the Credit Parties of and the performance by Credit Parties of their obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Credit Parties and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Credit Parties, or any indenture, agreement or other instrument to which Credit Parties are a party or by which Credit Parties or any of their properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

         SECTION 6.3 BORROWER FINANCIAL STATEMENTS. Borrower has furnished Lender with the following financial statement, identified by the Treasurer or Chief Financial Officer of Borrower: consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow as of and for the fiscal years ended on the last day in December, 1992, and 1993 certified by Ernst and Young, and the nine month unaudited consolidated balance sheets and consolidated statements of income, stockholder equity and cash flow as and for the nine months ended on September 30, 1994. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year end adjustments), have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower and its Subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of Borrower and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Borrower and its Subsidiaries since September 30, 1994.

         SECTION 6.4 TAX RETURNS. Except as set forth on Schedule 6.4 hereto, each of Borrower and its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of Borrower and its Subsidiaries, are required to have been filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         SECTION 6.5 ACTIONS PENDING. Except as disclosed on Schedule 6.5 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which might result in any Materially Adverse Effect.

         SECTION 6.6 REPRESENTATIONS; NO DEFAULTS. At the time of each Borrowing, there shall exist no Default or Event of Default.

         SECTION 6.7 TITLE TO PROPERTIES. Each of Borrower and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including all such real properties reflected in the consolidated balance sheet of Borrower and its Subsidiaries herein above described (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except as set forth on Schedule 6.7 hereto or as permitted by
Section 8.2, and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other material properties and assets reflected in the consolidated balance sheet of Borrower and its subsidiaries hereinabove described (other than properties and assets disposed of in the ordinary course of business or sold in accordance with Section 8.3 below), subject to no Lien of any kind except as set forth on Schedule 6.7, hereto or as permitted by
Section 8.2. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. To the extent any Consolidated Company is required by applicable law to segregate or place in escrow any premiums or other similar payments, those amounts shall be kept in escrow and shall not be considered to be property of the Consolidated Company hereunder.

         SECTION 6.8 ENFORCEABILITY OF AGREEMENT. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, and the Note, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable as against all applicable Credit Parties, except as the enforceability of the Note and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

         SECTION 6.9      CONSENT.   No Consent, permission, authorization,
order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents.

         SECTION 6.10 USE OF PROCEEDS; FEDERAL RESERVE REGULATIONS. The proceeds of the Note will be used solely for the purposes specified in Section 2.1(c) and 4.2(d) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

         SECTION 6.11     ERISA.

                 (a) Identification of Certain Plans. Schedule 6.11 hereto sets forth all Plans of Borrower and its Subsidiaries in effect on the date of this Agreement;

                 (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect;

                 (c) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

                 (d) Funding. The Borrower and each ERISA Affiliate have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Material Adverse Effect. As of the date of this Agreement, no Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) except as disclosed on Schedule 6.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

         SECTION 6.12 SUBSIDIARIES. Schedule 6.1 hereto sets forth each Subsidiary of the Borrower as of the date of this Agreement, each of which is a Material Subsidiary. All the outstanding shares of Capital Stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule 6.1 hereto, are owned by Borrower or a Wholly Owned Subsidiary of Borrower free of any Lien (other than those in favor of the Lender).

         SECTION 6.13     OUTSTANDING INDEBTEDNESS.  Except as set forth on
Schedule 6.13 hereof, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, no Credit Party has outstanding any Indebtedness in an amount exceeding $250,000 except as permitted by Section 8.1 and as of the Closing Date there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto except as noted on Schedule 6.13.

         SECTION 6.14     CONFLICTING AGREEMENTS.  Except as set forth on
Schedule 6.14 hereof, none of the Borrower or any of its Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which could have a Materially Adverse Effect. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will except as set forth in Schedule 6.14 hereof, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than those in favor of the Lender) pursuant to, the charter or By-Laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject, and none of the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Borrower or any of its Subsidiaries in an amount exceeding $250,000, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Note or contains dividend or redemption limitations on Common Stock of Borrower, except for this Agreement and those matters listed on Schedule 6.14 attached hereto.

         SECTION 6.15     POLLUTION AND OTHER REGULATIONS.

                 (a) Except as set forth on Schedule 6.15(a), each of the Borrower and its Subsidiaries has to the best of its knowledge complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any material liability or potential material liability (including any liability relating to matters set forth on Schedule 6.15(a)), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

                 (b) Except as set forth on Schedule 6.15(b), as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Materials that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law.

                 (c) Except as set forth on Schedule 6.15(c), each of the Borrower and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect, except where the failure to do so would not have a Materially Adverse Effect.

                 (d) Each of Borrower and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Borrower will use its best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Borrower or any of its Subsidiaries may then be doing business, except where the failure to do so would not have a Materially Adverse Effect.

         SECTION 6.16 POSSESSION OF FRANCHISES, LICENSES, ETC. Each of Borrower and its Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, (including specifically all insurance agency licenses) the failure of which to possess could have a Materially Adverse Effect and neither Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

         SECTION 6.17 PATENTS, ETC. Except as set forth on Schedule 6.17, each of Borrower and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Borrower or any of its Subsidiaries to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which would in any case prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adverse Effect.

         SECTION 6.18 GOVERNMENTAL CONSENT. Neither the nature of Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents.

         SECTION 6.19 DISCLOSURE. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, financial condition or prospects of Borrower which has not been set forth in this Agreement or in the Credit Documents, certificates and written statements furnished to Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

         SECTION 6.20 INSURANCE COVERAGE. Each property of Borrower or any of its Subsidiaries is insured on terms acceptable to Lender for the benefit of Borrower or a Subsidiary of Borrower in amounts deemed adequate by Borrower's management and no less than those amounts customary in the industry in which Borrower and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower or its Subsidiaries in the localities where such properties are located.

         SECTION 6.21 LABOR MATTERS. Except as set forth on Schedule 6.21, the Borrower and the Borrower's Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Borrower or any of Borrower's Subsidiaries, the result of which could have a Materially Adverse Effect. The hours worked and payment made to employees of the Borrower and Borrower's Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower and Borrower's Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and Borrower's Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.22 INTERCOMPANY LOANS; DIVIDENDS. The Intercompany Loans and the Intercompany Credit Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on the Capital Stock. Intercompany loans as of the Closing Date are described in Schedule 6.22.

         SECTION 6.23     BURDENSOME RESTRICTIONS.  Except as set forth on
Schedule 6.23, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.24 SOLVENCY. Each of the Consolidated Company's is solvent and able to pay its debts as and when they accrue and are due.

         SECTION 6.25     FIRST, PERFECTED SECURITY INTEREST IN COLLATERAL.
The Lender, for and in behalf of the Lender, has a first, perfected security interest in the Collateral to secure the Loans subject to no other Liens except as permitted in Section 8.2 hereof.

         SECTION 6.26     SEC COMPLIANCE AND FILINGS

                 (a) Borrower is and shall remain in full and complete compliance with all applicable securities laws including, but not limited to, all requirements of the Exchange Act, to the extent applicable to the Borrower and its business.

                 (b) Borrower previously has furnished or made available to the Lender accurate and complete copies of forms, reports, and documents filed by Borrower with the Securities and Exchange Commission ("SEC") since December 31, 1993 (the "SEC Documents"), which include all reports, schedules, proxy statements, and registration statements filed or required to be filed by Borrower with the SEC since December 31, 1993. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents are necessary to make the statements in those documents not misleading, in light of the circumstances in which they were made.

         SECTION 6.27     CAPITAL STOCK OF BORROWER AND RELATED MATTERS.

                 (a) The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or any warrants, options or other securities or rights directly or indirectly convertible into or exercisable or exchangeable for its Capital Stock.

         SECTION 6.28     PLACES OF BUSINESS.

                 (a) The Places of Business identified in Schedule 6.28(a) hereof constitute all the Places of Business for the Consolidated Companies.

                 (b) The Places of Business identified in Schedule 6.28(b) hereof as Material Places of Business are the only Places of Business which are Material Places of Business.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Note that it will:

         SECTION 7.1 CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, in each case where the failure to do so would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.2 COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, all insurance agency laws and the Environmental Laws, subject to the exception set forth in Section 7.7(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $250,000. in the aggregate) and material Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and material Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.3 PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

         SECTION 7.4 KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.





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


         SECTION 7.5 VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lender or the Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

         SECTION 7.6      INSURANCE; MAINTENANCE OF PROPERTIES.

                 (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of the Borrower and each of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverage not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Lender, be excessive.

                 (b) Cause all properties used or useful in the conduct of each Consolidated Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

         SECTION 7.7      REPORTING COVENANTS.  Furnish to the Lender:

                 (a)      Annual Financial Statements.   As soon as available
         and in any event within ninety days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst and Young or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP, and where said financial statements are not consistently applied with the prior fiscal year statements and the impact of said difference;

                 (b) Quarterly Financial Statements. As soon as available and in any event within forty-five days after the end of each fiscal quarter of Borrower (including the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of certain footnotes;

                 (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a), (b) and (c) above, a certificate of the president, chief financial officer or principal accounting officer of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 7.8 and Sections 8.1 through 8.4;

                 (d) Notice of Default. Promptly after Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

                 (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof, in any case which might have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

                 (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any Hazardous Material by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $250,000 individually or in the aggregate;

                 (g)      ERISA.

                          A. Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in

                 Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for thirty day notice to the PBGC under such regulations), or (y) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

                          B. Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA
                 or under Section 401(a)(29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                          C. Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

                          D. Upon the request of the Lender, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                          E. Upon the request of the Lender, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL,
                 (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multi-Employer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                 (h)      Liens.   Promptly upon any Consolidated Company
         becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens except as expressly required by Section 8.2;

                 (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or any governmental or state agency, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

                 (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's consolidated financial statements;

                 (k) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in
         Section 6.23, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

                 (l) New Material Subsidiaries. Within thirty days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Lender may request;

                 (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower or any Guarantor to any other Consolidated Company that is not Borrower or a Guarantor (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is less than $500,000;

                 (n) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Lender may reasonably request from time to time.

                 (o)      Capital of Borrower.

                          (i) Notice of any sale of any Capital Stock by the Borrower, giving for each said transaction the name and address of the Persons involved and the Capital Stock involved.

                          (ii) Any documents, notices or other writings given by any Person owning Capital Stock in the Parent under any stockholders agreement by one or more Persons owning Capital Stock of the Borrower.

         SECTION 7.8      MAINTAIN THE FOLLOWING FINANCIAL COVENANTS.

                 (a) Minimum Consolidated Net Worth. Consolidated Net Worth shall at all times be greater than $35,000,000 plus (i) 50% of all cumulative Consolidated Net Income earned after September 31, 1994, and (ii) the net proceeds, less appropriate expenses, of any future stock equity issues.

                 (b) Consolidated Working Capital. Consolidated current assets shall at all times be greater than 90% of consolidated current liabilities.

                 (c) Fixed Debt/Debt Service Coverage Ratio. Earnings before Interest Expense, Operating Lease Expenses and Taxes plus Depreciation and Amortization divided by Interest Expense, Operating Lease Expenses and Current Maturities of Long Term Debt shall at the end of each quarter (based on the operating results for the four most recent fiscal quarters) never be less than:

                                   2.00 to 1.00.

                 (d) Leverage Ratio. Consolidated Funded Debt divided by Total Capital shall never be greater than:

                                  0.55 to 1.00.

                 (e) Cash Flow Leverage Test. Consolidated Funded Debt divided by Cash Flow (Net Income plus Depreciation and Amortization) shall never be less than:

                                  2.25 to 1.00

         SECTION 7.9      NOTICES UNDER CERTAIN OTHER INDEBTEDNESS.
Immediately upon its receipt thereof, Borrower shall furnish the Lender a copy of any notice received by it, or any other Consolidated Company (i) from the holder(s) of Indebtedness referred to in Section 8.1 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $250,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) from any regulatory insurance agency or insurance company regrading any licenses or agreements regarding the business of the Consolidated Company and which could have a Material Adverse Effect. Borrower agrees to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) in an amount exceeding $250,000 incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Lender simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Lender.

         SECTION 7.10 ADDITIONAL GUARANTORS/CREDIT PARTIES/COLLATERAL. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity) of any Material Subsidiary not listed on Schedule 6.12, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to
Section 7.7(m) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary in the form attached hereto as Exhibit I, the joinder to the Contribution Agreement by such Material Subsidiary, a certificate to be added to the Pledge Agreement by the Person owning the Capital Stock of said Material Subsidiary by which all of said Capital Stock is pledged to the Lender, and a certificate to be added to the Security Agreement from said Material Subsidiary whereby a first, perfected security interest in the assets of said Material Subsidiary is granted to the Lender, and such other documents as the Lender may reasonably request.

         SECTION 7.11 OWNERSHIP OF GUARANTORS. Borrower, and each Wholly Owned Subsidiary, as the case may be, shall maintain its percentage of ownership existing as of the date hereof of all Guarantors, and shall not decrease its ownership percentage in each Person which becomes a Guarantor after the date hereof, as such ownership exists at the time such Person becomes a Guarantor or may be increased thereafter.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as the Revolving Loan Commitment remains in effect hereunder or the Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

         SECTION 8.1 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

                 (a)      Indebtedness under this Agreement;

                 (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 8.1(b), together with all extensions, renewals and refinancings thereof, provided, however , any such extensions, renewals and refinancings shall not, without the written consent of the Lender, increase any such Indebtedness or modify the terms of said Indebtedness on terms less favorable to the maker or obligor;

                 (c) Purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.2(b) provided such purchase money Indebtedness does not exceed $250,000;

                 (d) Unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business (whether now outstanding or hereafter arising or incurred) and either
         (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP and Indebtedness in the nature of contingent repayment obligations arising in the ordinary and normal course of business with respect to deposits and down payments;

                 (e) The Intercompany Loans described on Schedule 6.22 and any other loans between Consolidated Companies provided that no loan or other extension of credit may be made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder and all such loans and extensions of credit shall not exceed $250,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 6.22) unless otherwise agreed in writing by the Lender;

                 (f) Unsecured, Subordinated Debt, not to exceed an aggregate amount of $1,000,000, and other Subordinated Debt in form and substance acceptable to the Lender and evidenced by its written consent thereto;

         SECTION 8.2 LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                 (a)      Liens existing on the date hereof disclosed on
         Schedule 8.2, and provided no Event of Default has occurred and is then continuing, any renewal, extension or refunding of such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

                 (b) Any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $250,000;

                 (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                 (d) Statutory Liens of landlords (excluding however any Material Places of Business) and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                 (e) Liens incurred or deposits made in the ordinary course of business in connection with workers or workman's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (f)      Liens securing the Facilities; and

                 (g) Liens reserved or invested in governmental authority (including without limitation zoning laws) which do not materially impair the use of such property.

         SECTION 8.3 SALES, ETC. Sell, lease, or otherwise dispose of its accounts, property or other assets (including Capital Stock of Subsidiaries); provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, and (ii) other asset sales (including the Capital Stock of Subsidiaries) from one Credit Party to the other.

         SECTION 8.4 MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other Person, or acquire by purchase any other person or its assets, provided, however, that the foregoing restrictions on mergers shall not apply to (i) Permitted Acquisition provided that notice of said pending Permitted Acquisition is given to the Lender along with a certification after said Permitted Acquisition that this Agreement has been complied with both before and after said Acquisition, (ii) mergers between a Subsidiary of Borrower and Borrower or between Subsidiaries of Borrower, or (iii) mergers between a third party and the Borrower where the Borrower is the surviving corporation provided that said merger is a Permitted Acquisition, provided, however, that no transaction pursuant to clauses (i), (ii), or (iii) shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise arise as a result of such transaction.

         SECTION 8.5 INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

                 (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7.10 after the Closing Date; provided, however, nothing in this Section 8.5 shall be deemed to authorize an investment pursuant to this subsection
         (a) in any entity that is not a Subsidiary and a Guarantor prior to such investment;

                 (b) Investments in Subsidiaries, other than those Subsidiaries that are or become Guarantors under this Agreement, made after the Closing Date, in an aggregate amount not to exceed $250,000 unless otherwise consented to in writing by the Lender;

                 (c) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                 (d) Commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                 (e) Time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by the Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                 (f)      Investments made by Plans;

                 (g) Permitted Intercompany Loans on terms and conditions acceptable to the Lender; and

                 (h) Investments in stock or assets of another entity which thereby becomes a Subsidiary, in an aggregate amount not to exceed $5,000,000 in cash consideration, which transaction constitutes a Permitted Acquisition.

                 (i) Advances made to employees in the ordinary and normal course of business consistent with past practice and for business purposes, and which advances are repaid by the employee within thirty days.

         SECTION 8.6 SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 8.7 TRANSACTIONS WITH AFFILIATES. Except as otherwise approved in writing by the Lender:

                 (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Wholly Owned Subsidiary), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.

                 (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

         SECTION 8.8 OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, retire, defense or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 8.1 (c), (d), (g) and (h), (iii) Intercompany Loans made or outstanding pursuant to Section 8.1(e), (iv) Intercompany Loans where both Consolidated Companies are not Credit Parties made or outstanding pursuant to Section 8.1 upon the prior written consent of the Lender, and (v) Subordinated Debt, upon the prior written consent, of the Lender.

         SECTION 8.9 CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole.

         SECTION 8.10 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Lender and the Required Lender, to the extent that such actions or failures could result in a Materially Adverse Effect.

        SECTION 8.11 ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 8.2(b) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (ii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

         SECTION 8.12 LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

         SECTION 8.13 ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Credit Documents (except that a loan between Consolidated Companies as permitted by Section 8.1 may be modified or amended so long as it otherwise satisfies the requirements of Section 8.1), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.1, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.

         SECTION 8.14     FINANCIAL STATEMENTS; FISCAL YEAR.   Borrower shall
make no change in the dates of the fiscal year now employed for accounting and reporting purposes without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         SECTION 8.15 CHANGE OF MANAGEMENT. Allow or suffer to occur any change of management of the Borrower which creates an Event of Default under
Section 9.13.

         SECTION 8.16 CHANGE OF CONTROL. Allow or suffer to occur any change of control of the Borrower in violation of Section 9.11.

         SECTION 8.17 GUARANTIES. Without the prior written consent of the Lender, extend or execute any Guaranty other than (i) endorsements of instruments for deposit or collection in the ordinary and normal course of business, and (ii) Guaranties acceptable in writing to the Lender.

         SECTION 8.18 CHANGES IN DEBT INSTRUMENTS. Without the prior written consent of the Lender, enter into any amendment, change or modification of any agreement relating to any Indebtedness provided, however, the foregoing restrictions shall not prohibit any such amendment, change or modification where (i) it relates solely to an extension of a maturity date if said Indebtedness is not already in default, and (ii) other changes in said agreements which are not material, provided, however if said amendment, change or modification constitutes the waiver of any default condition under said agreement, notice of said matter along with a copy of said amendment, change or modification shall be given to the Lender.

         SECTION 8.19     This section is not applicable.

         SECTION 8.20 NO ISSUANCE OF CAPITAL STOCK. Without the prior written consent of the Lender permit any Subsidiary to issue any additional Capital Stock.

         SECTION 8.21 NO PAYMENTS ON SUBORDINATED DEBT. Without the prior written consent of the Lender:

                 (a) The Borrower shall not make or cause any payment of principal to be made on the Subordinated Debt unless and until all Obligations due the Lender hereunder are paid in full; and

                 (b) The Borrower shall not make or cause any payment of interest to be made on the Subordinated Debt except and only to the extent and only during the period of time permitted under the Subordinated Debt document; and

                 (c) Upon the occurrence and continuation of an Event of Default and, as a result of which, the Lender has elected to exercise any of the remedies under Article IX, the Borrower shall not thereafter make or permit any payments of any nature whatsoever to be made on any Subordinated Debt.

         SECTION 8.22 INSURANCE BUSINESS. Without the prior written consent of the Lender no Consolidated Company may engage in any business in the nature of an insurance company, in which the Consolidated Company assumes the risk as an insurer.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 9.1 PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder;

         SECTION 9.2 COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.8, 7.11,
8.1 through 8.22;

         SECTION 9.3 OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1 and 9.2, and, if capable of being remedied, such failure shall remain unremedied for thirty days after the earlier of (i) Borrower's obtaining actual knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Lender or the Lender;

         SECTION 9.4 REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Lender or the Lender by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 9.5 NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate;

         SECTION 9.6 DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $1,000,000 in the aggregate, or any other event shall occur in respect of Indebtedness exceeding $1,000,000 if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 9.7 BANKRUPTCY. Any Consolidated Company, shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within ten days, or is not dismissed within sixty days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of sixty days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered;

or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 9.8 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                 (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 303 of ERISA; or

                 (b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                 (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or

                 (d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

         SECTION 9.9 MONEY JUDGMENT. A judgment or order for the payment of money in excess of $250,000 or otherwise having a Materially Adverse Effect shall be rendered against any other Consolidated Company, and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 9.10 OWNERSHIP OF CREDIT PARTIES AND PLEDGED ENTITIES. If shall at any time fail to own and control the required percentage of the voting stock of any Guarantor, either directly or indirectly through a Wholly-Owned Subsidiary, as of the date that Person became or was required to become a Guarantor.


         SECTION 9.11     CHANGE IN CONTROL OF BORROWER.

                 (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than stockholders existing on the Closing Date or their affiliates and the Persons set forth in Schedule 9.11 shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding Capital Stock of Borrower entitled to vote for members of Borrower's board of directors; or

                 (b) Any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any

         Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

         SECTION 9.12 DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (after giving effect to any applicable grace period), or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Credit Party, or at any time it is or becomes unlawful for any Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of any Credit Party under any Credit Document are not or cease to be legal, valid and binding on any such Credit Party;

         SECTION 9.13     MANAGEMENT.   If for any reason the Borrower shall
cease to have management personnel reasonably satisfactory to the Lender (present management being deemed acceptable), and no successor(s) thereto reasonably acceptable to the Lender shall have been engaged and shall have commenced to perform his/their duties with ninety days after such cessation; and provided that during said ninety day period, the failure to obtain any successor management shall not have a Materially Adverse Effect. If for any reason J. Hyatt Brown ceases to be involved with the Borrower, the Borrower agrees that the Lender would be entitled to determine that said change is not satisfactory to the Lender;

         SECTION 9.14 ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $500,000 in aggregate and is not removed, suspended or enjoined within thirty days of the same being made or any suspension or injunction being lifted;

         SECTION 9.15 DEFAULT UNDER SUBORDINATED LOAN DOCUMENTS. An event of default occurs and is continuing under any Subordinated Debt;

         SECTION 9.16 MATERIAL ADVERSE EFFECT. The occurrence of any Material Adverse Effect in the financial condition of any Consolidated Company or its business:

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Lender may, and upon the written request of the Lender, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Lender, the Lender or the holder of any Note to enforce its claims against Borrower or any other Credit
Party: (i) declare the Revolving Loan Commitment terminated, whereupon the Commitment of the Lender shall terminate immediately and any fees due under this Agreement shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower (iii) exercise such other remedies as are provided to the Lender under any other Credit Document; (iv) exercise such other rights as may be provided by applicable law; and (v) declare that all Obligations shall thereafter bear interest at the Default Rate; provided, that, if an Event of Default specified in Section 9.7 shall occur, the result which would occur upon the giving of written notice by the Lender to any Credit Party, as specified in clauses (i),
(ii), (iii) or, (iv) or (v) above, shall occur automatically without the giving of any such notice.

                                   ARTICLE X

                        THIS ARTICLE IS NOT APPLICABLE.

                                   ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Lender and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Lender shall not be effective until received.

         SECTION 11.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Lender in addition to the Lender required hereinabove to take such action, affect the rights or duties of the Lender under this Agreement or under any other Credit Document.

         SECTION 11.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender, would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender, any other or further action in any circumstances without notice or demand.

         SECTION 11.4     PAYMENT OF EXPENSES, ETC.  Borrower shall:

                 (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lender), and in the case of enforcement of this Agreement or any Credit Document after the occurrence and during the continuance of an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lender;

                 (b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b), pay and hold the Lender harmless from and against any and all present and future stamp, documentary, intangible and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, including interest and penalties and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission of Borrower to pay such Taxes, provided, however, nothing contained in this subsection shall obligate the Borrower to pay any taxes based on the overall income of the Lender; and

                 (c) indemnify the Lender, and its officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any third party investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such third party investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct or the breach by the Indemnitee of its obligations under this Agreement;

                 (d) without limiting the indemnities set forth in subsection (c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lender with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lender). The indemnity permitted in this clause (d) shall (i) not apply as to any Indemnity to any costs or expenses in connection with any condition, suspected condition, threatened condition or alleged condition which first arises and occurs after said Indemnitee Lender succeeds to the ownership of, takes possession of or operates the business or any property of the Borrower or any of its Subsidiaries, and (ii) in the case of cleanup, investigative, closure and monitoring costs concerning or relating to Hazardous Materials or any Environmental Laws shall only apply after an Event of Default has occurred and is continuing provided that the Credit Party is then undertaking and fulfilling all its obligations under this Agreement and Environmental Laws with respect to said cleanup, investigation, closure and monitoring.

If and to the extent that the obligations of Borrower under this Section 11.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 11.5 RIGHT OF SET-OFF. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, the Lender shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lender has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final, other than escrow or trust accounts denoted as such) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender, whether or not related to this Agreement or any transaction hereunder. The Lender shall promptly notify Borrower of any offset hereunder.

         SECTION 11.6     BENEFIT OF AGREEMENT.

                 (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lender except as otherwise provided in this Agreement.

                 (b) The Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

                 (c) The Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Borrower must give prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Revolving Loan Commitments, or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Lender) shall not be less than $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Lender an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of the Lender, a processing and recordation fee of $2,500, and (iv) the Eligible Assignee has the ability to satisfy the obligations of said Lender hereunder. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by the Lender or the Lender in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least one (1) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments or Loans, as the case may be, of $2,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within one (1) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Note or Notes (which shall be marked "canceled" and delivered to Borrower), a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning

         Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                 (d) The Lender may, without the consent of Borrower, sell participations to one or more of its Affiliate banks in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it).

                 (e) The Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to the Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non- public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Lender unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from the Lender, the Lender or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                 (f) The Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                 (g) If (i) any Taxes referred to in Section 4.7(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to the Lender as a result thereof, (ii) the Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.10 or for its reduced rate of return pursuant to
         Section 4.16, or (iii) the Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to the Lender and the Lender, such Lender shall assign, in accordance with the provisions of Section 11.6(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 11.7     GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LITIGATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                 (c) BORROWER HEREBY IRREVOCABLY DESIGNATES THE PRESIDENT OF THE BORROWER, AS SO DESIGNATED FROM TIME TO TIME, AT THE ADDRESS SET FORTH ON THE BORROWER'S SIGNATURE PAGE TO THIS AGREEMENT AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL LENDER WILL BE PROMPTLY FORWARDED BY SUCH LOCAL LENDER AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT, TO THE EXTENT PERMITTED BY LAW, THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                 (d) Nothing herein shall affect the right of the Lender or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 11.8 INDEPENDENT NATURE OF LENDER' RIGHTS. The amounts payable at any time hereunder to the Lender shall be a separate and independent debt, and the Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10    EFFECTIVENESS; SURVIVAL.

                 (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender pursuant to Section 11.1.

                 (b) The obligations of Borrower intended to survive hereunder shall so survive payment in full of the Notes provide, however, the obligations of the Borrower under Sections 4.7(b), 4.10, 4.12, 4.13, and 4.16 hereof shall survive for ninety (90) days after the payment in full of the Notes after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 11.11 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13 CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in
Section 7.7 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies, financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14 HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15 TIME IS OF THE ESSENCE. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

         SECTION 11.16 USURY. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and

Borrower and Lender agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lender by Borrower under this Agreement.

         SECTION 11.17 CONSTRUCTION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Lender, Lender and their respective agents have participated in the preparation hereof.

                             SIGNATURE PAGE FOLLOW

                        SIGNATURE PAGE TO REVOLVING LOAN
                        --------------------------------


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                                                 BORROWER:

                                                 POE & BROWN, INC.

Address For Notices:
                                                 By: J. Hyatt Brown
                                                     --------------------------
220 South Ridgewood Avenue                           J. Hyatt Brown,
Daytona Beach, Florida  23115-2412                     President & Chief Executive Officer

Attention:  Chief Financial Officer
            -----------------------              By: Timothy L. Young
                                                     --------------------------
                                                     Timothy L. Young,
Telephone No.: 1-800-877-2769                          Treasurer
               --------------------
Telecopy No.:  904-239-7252
               --------------------

With a Copy To:
Cobb Cole & Bell
150 Magnolia Avenue
Post Office Box 2491
Daytona Beach, FL  32115-2491
Attention:  Jonathan D. Kabey, Jr.
Telephone No.  904-255-8171
Telecopy No.  904-258-5068

Address for Notices:                             SUN BANK, NATIONAL ASSOCIATION,
                                                   Individually and as Lender
200 South Orange Avenue
6th Floor, SOAB
Post Office Box 3833
Orlando, Florida  32897                          By: C. J. Aguilar
                                                     --------------------------
                                                     C. J. Aguilar,
Attention:  C.J. Aguilar,                              First Vice President
                 First Vice President

Telephone No.: (407) 237-5298

Telecopy No.: (407) 237-5398



